SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
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FORM 8-K
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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 6, 2010

SPORTS FACTORY, INC.
(Exact Name of Registrant as Specified in Charter)

Minnesota	000-25385	41-1853993
(State or Other Jurisdiction	(Commission	( I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

300 Walnut Street, Philadelphia, PA 19106
(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code: (267) 546-9073

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01.     Entry into a Material Definitive Agreement.

We entered into a Loan and Security Agreement (the “Agreement”), dated January 9, 2009, by and between Power Sports Factory, Inc. and Crossroads Debt LLC (“Crossroads”), pursuant to which advances to us of approximately $514,000 have been made. We are working with Crossroads to accelerate the liquidation of our inventory and pay the outstanding balance on the Agreement, which was approximately $144,942.61  as of April 12, 2010.

On April 6, 2010, we entered into a further agreement with Crossroads that provided for specified payments to Crossroads for sales of particular scooter models.  Crossroads specifically states that PSF is no longer in default on their loan and the new cash flow split is more advantageous to PSF. In addition, we agreed that we will sell at least 100 scooters in April, 150 scooters in May, and 150 scooters in June, 2010. We agreed to use our best efforts to facilitate scooter sales as quickly as possible. We agreed that in order to sell one X50, we must sell at least 10 units of another model. All other models would be sold in relation to their relative inventory levels.

SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

POWER SPORTS FACTORY, INC.

Date: April 13, 2010	By:	/s/ Shawn Landgraf
Name: Shawn Landgraf
Title: Chief Executive Officer